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                                                                      Exhibit 23

                     [Letterhead of PricewaterhouseCoopers]

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement of Arch Capital Group Ltd. on Forms S-3 (Registration No. 33-34499 and Registration No. 333-82612) and Forms S-8 (Registration No. 33-99974, Registration No. 333-86145, Registration No. 333-82772 and Registration No. 333-72182) of our report dated February 28, 2002, except as to the matters described in Note 18 which are as of March 7, 2002, on our audits of the financial statements as of December 31, 2001 and 2000, and for each of the three years in the period ended December 31, 2001, which appears on page F-2 of Arch Capital Group Ltd.'s Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the incorporation by reference of our report dated February 28, 2002, on our audits of the financial statement schedules which appears on page S-1 of Arch Capital Group Ltd.'s Annual Report on Form 10-K, for the year ended December 31, 2001.


/s/ PricewaterhouseCoopers

Hamilton, Bermuda
March 18, 2002